 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. ___)

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

Ohr Pharmaceutical, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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January 28, 2015

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Ohr Pharmaceutical, Inc. (the “Company”) to be held on March 10, 2015 at the offices of Hahn & Hessen LLP located at 488 Madison Avenue, New York, New York. The meeting will begin promptly at 10:30 a.m. local time.

At the Annual Meeting, in addition to the election of directors and ratification of the selection of auditors, you will be asked to consider and vote upon a number of important matters listed in the following Notice of Annual Meeting and more fully addressed in the proxy statement included with this letter.

The Company’s Board of Directors believes that a favorable vote for the matters described in the attached Notice of Annual Meeting and Proxy Statement is in the best interest of the Company and its stockholders and recommends a vote “FOR” such matters. Accordingly, we urge you to review the accompanying material carefully and to return the accompanying proxy promptly.

Whether or not you plan to attend the Annual Meeting in person, it is important that your shares be represented and voted at the meeting. Please vote online or by telephone, or, if you elect to receive the proxy material by mail, please date, sign, and return your proxy card promptly in the envelope provided to you with the proxy materials. This will ensure that your shares will be represented and voted at the Annual Meeting, even if you cannot attend. If you attend the Annual Meeting and are the stockholder of record, you may vote your shares in person even though you have previously signed and returned your proxy.

On behalf of your Board of Directors, thank you for your investment in and continued support of Ohr Pharmaceutical, Inc.

Sincerely,

/s/ Irach Taraporewala

Irach Taraporewala
President and Chief Executive Officer

OHR PHARMACEUTICAL, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On March 10, 2015

To the Stockholders of Ohr Pharmaceutical, Inc.:

You are cordially invited to attend the Annual Meeting of Stockholders of Ohr Pharmaceutical, a Delaware corporation (the “Company”). The Annual Meeting will be held at the offices of Hahn & Hessen LLP located at 488 Madison Avenue, New York, New York. The meeting will begin promptly at 10:30 a.m. local time.

(1)	To elect two directors to hold office until the 2018 Annual Meeting of Stockholders;
(2)	To approve an amendment increasing the 2014 Stock Incentive Plan;
(3)	To ratify the selection of MaloneBailey, LLP as our independent auditors for the 2015 fiscal year; and
(4)	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is January 16, 2015. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors,

/s/ James Kardon

James Kardon
Secretary

New York, New York

January 28, 2015

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE VOTE ONLINE OR BY TELEPHONE, OR, IF YOU ELECT TO RECEIVE THE PROXY MATERIAL BY MAIL, PLEASE COMPLETE, SIGN AND DATE THE PROXY PROVIDED TO YOU AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED TO YOU, WHICH DOES NOT REQUIRE ANY POSTAGE IF MAILED IN THE UNITED STATES, IN ORDER TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING. EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM THAT RECORD HOLDER IN ORDER TO VOTE IN PERSON.

IMPORTANT

You can help avoid the necessity and expense of sending follow-up letters to ensure a Quorum by promptly returning the enclosed Proxy Card. Please fill in, sign and return the enclosed Proxy Card in order that the necessary Quorum may be represented at the Meeting. The enclosed envelope requires no postage if mailed in the United States.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY
MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
On March 10, 2015

The Proxy Statement for the Annual Meeting of Stockholders is available via email, and is available on the internet www.proxydocs.com/ohrp

Please send request to info@ohrpharmaceutical.com

OHR PHARMACEUTICAL, INC.

PROXY STATEMENT

TABLE OF CONTENTS

Page

FORWARD-LOOKING STATEMENTS	1
QUESTIONS AND ANSWERS ABOUT THE PROPOSALS	2
PROPOSAL 1: - ELECTION OF DIRECTORS	7
- Nominees for Class II Director	7
- Corporate Governance Matters	11
- Audit Committee Report	13
- Executive Compensation	14
- Compensation of Directors	18
- Compensation Committee Report	18
- Compensation Discussion and Analysis	18
- Stockholder Communications with the Board of Directors	23
- Code of Ethics	23
- Section 16(a) Beneficial Ownership Reporting Compliance	23
PROPOSAL 2: - AMENDMENT TO INCREASE THE 2014 STOCK INCENTIVE PLAN	23
PROPOSAL 3: - RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS	27
- Principal Accountant Fees and Services	28
- Pre-Approval of Audit and Non-Audit Services	29
- Recommendation of the Board of Directors	29
PRINCIPAL STOCKHOLDERS	29
OTHER MATTERS	32

Except as otherwise specifically noted, “Ohr Pharmaceutical,” “we,” “our,” “us” and similar words in this Proxy Statement refer to Ohr Pharmaceutical, Inc.

FORWARD-LOOKING STATEMENTS

The information in this Proxy Statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not historical in nature, including statements about beliefs and expectations, are forward-looking statements. Words such as “may,” “will,” “should,” “estimates,” “predicts,” “believes,” “anticipates,” “plans,” “expects,” “intends” and similar expressions are intended to identify these forward-looking statements, but are not the exclusive means of identifying such statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties. You are cautioned that these forward-looking statements reflect management’s estimates only as of the date hereof, and we assume no obligation to update these statements, even if new information becomes available or other events occur in the future. Actual future results, events and trends may differ materially from those expressed in or implied by such statements depending on a variety of factors, including, but not limited to those set forth in our filings with the Securities and Exchange Commission, or SEC.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and annual reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements or other information that we file at the SEC’s public reference room at 100 F Street N.E., Room 1580, Washington, D.C., 20549. You can also request copies of these documents by writing to the SEC and paying a fee for the copying costs. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our public filings with the SEC are also available on the web site maintained by the SEC at http://www.sec.gov.

OHR PHARMACEUTICAL, INC.
800 Third Avenue, 11th Floor
New York, New York 10022

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

To Be Held On March 10, 2015

The Annual Meeting of Stockholders of Ohr Pharmaceutical, Inc. will be held on March 10, 2015, at the offices of Hahn & Hessen LLP located at 488 Madison Avenue, New York, New York, beginning promptly at 10:30 a.m., local time. The accompanying proxy is solicited by our board of directors. It is anticipated that this Proxy Statement and the accompanying proxy card will be first made available or mailed to holders of our common stock on or about January 23, 2014.

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS

Why am I receiving this proxy statement and proxy card?

You are receiving a proxy statement and proxy card because you own shares of our common stock. This Proxy Statement describes the issues on which we would like you, as a stockholder, to vote. It also gives you information on these issues so that you can make an informed decision.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on January 16, 2015 will be entitled to vote at the Annual Meeting. On this record date, there were 25,392,387 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on January 16, 2015 your shares were registered directly in your name with our transfer agent, Standard Registration & Transfer Company, Inc., then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the accompanying proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on January 16, 2015 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

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What is being voted on?

You are being asked to vote on the following three proposals:

Proposal 1 — To elect two directors to hold office until the 2018 Annual Meeting of Stockholders.

Proposal 2 — To approve an amendment increasing the 2014 Stock Incentive Plan.

Proposal 3 — To ratify the selection of MaloneBailey, LLP as our independent auditors for the 2015 fiscal year.

How do I vote?

For each of Proposals 1, 2 and 3, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote:

By Internet or by telephone: Follow the instructions included in the Notice or, if you received printed materials, in the proxy card to vote by Internet or telephone.

By mail: If you received a proxy card by mail, you can vote by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with the Board of Directors’ recommendations as noted below.

In person at the meeting: If you attend the meeting, you may deliver a completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 1:00 a.m. Eastern Time on March 10, 2015.

If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

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Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of January 16, 2015.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Against” votes, abstentions and broker non-votes. Abstentions and broker non-votes on Proposals 1, 2 and 3 will have the effect of reducing the number of shares present and entitled to vote on the Proposals, but otherwise will not be counted as votes either for or against the Proposals.

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, the shares will be treated as broker non-votes.

How many votes are needed to approve each proposal?

To be approved, Proposal 1 (the director vote proposal), Proposal 2 (the 2014 Stock Incentive Plan increase proposal) and Proposal 3 (the auditor proposal) must receive the affirmative vote of the holders of a majority of the outstanding shares represented in person or by proxy and entitled to vote at the Annual Meeting.

What is the quorum requirement?

A quorum is necessary to hold a valid meeting. A quorum will be present if a majority of the outstanding shares are represented in person or by proxy at the Annual Meeting. On the record date, there were 25,392,387 shares of our common stock outstanding and entitled to vote. Thus, at least 12,696,194 shares must be represented in person or by proxy at the Annual Meeting in order to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the Annual Meeting may adjourn the Annual Meeting to another date.

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What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be treated as broker non-votes (see “How are votes counted?” above).

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one Proxy Statement or proxy card, it means that your shares are registered in more than one name or are registered in different accounts. Please vote in the manner described above under “How do I vote?” for each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date;
•	You may send a written notice that you are revoking your proxy to our Secretary at 800 Third Avenue, 11th Floor, New York, New York 10022; or
•	You may attend the Annual Meeting and vote in person. However, simply attending the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

Does the Board of Directors recommend approval of the proposals at the Annual Meeting?

Yes. After careful consideration, our Board of Directors recommends that our stockholders vote FOR each of the proposals.

Who can help answer my questions about the proposals?

If you have additional questions about these proposals, you should contact Sam Backenroth, our Chief Financial Officer, at 212-682-8452.

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How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results may be announced at the Annual Meeting. Final voting results will be published in a Current report of Form 8-K shortly after the Annual Meeting occurs.

When are stockholder proposals due for next year’s annual meeting?

Our stockholders may submit proposals for inclusion in the proxy material. These proposals must meet the stockholder eligibility and other requirements of the Securities and Exchange Commission. To be considered for inclusion in next year’s proxy materials, you must submit your proposal in writing by September 30, 2015 to our Secretary at our principal office, Ohr Pharmaceutical, Inc., 800 Third Avenue, 11th Floor, New York, New York 10022.

We have received no such notice for the 2015 annual meeting.

In addition, our by-laws provide that a stockholder may nominate one or more persons for election as director or directors at a stockholders’ meeting if written notice of intent to make such nomination or nominations has been given either by personal delivery or by mail to the Secretary of the Company not less than 90 days before the meeting of stockholders at which such election is held. Each such notice must state (i) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (iv) the consent of each nominee to serve as a director of the corporation if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

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PROPOSAL 1: - ELECTION OF DIRECTORS

-                    Nominees for Class II Director

The Board of Directors recommends the election of the two nominees for Class II director named below. All shares represented by each properly signed and returned proxy will be voted in accordance with the instructions marked by the stockholder executing it or, if no instructions are marked, will be voted for the election of the nominees below.

As provided in the Company’s Certificate of Incorporation, the Board of Directors is divided into three classes, each of which serves for a three-year term. Each Class II director elected at the Annual Meeting will hold office until the 2018 Annual Meeting of Stockholders and until his successor is elected and shall have been qualified. Directors of the Company are elected by a plurality of the votes cast at a meeting of stockholders. Therefore, a stockholder who fails to vote, or who withholds his or her vote from a nominee, will not affect the outcome of the election, provided that a quorum is present at the Annual Meeting. A broker who is the record owner of Common Stock beneficially owned by a customer will have discretionary authority to vote such shares if the broker has not received voting instructions from the beneficial owner by the tenth day before the Annual Meeting, provided that this Proxy Statement is transmitted to the beneficial owner at least 15 days before the Annual Meeting.

If for any reason any of the nominees below shall become unavailable for election, it is intended that all properly executed and returned proxies will be voted for a substitute nominee designated by the Board, but the Board has no reason to believe that this will occur. Information concerning the two Class I directors and two Class III directors, whose current terms of office will continue until the 2017 and 2016 Annual Meetings, respectively, is also set forth below.

Dr. Irach B. Taraporewala - Chief Executive Officer, President, and Director 58

Dr. Taraporewala has served as CEO of the Company since April 2010. Dr. Taraporewala has over 30 years in drug development and regulatory affairs experience. He was formerly the Vice President of Regulatory Affairs and Clinical Research at Austin, TX-based Mystic Pharmaceuticals Inc. where he led the regulatory strategy for the company’s ophthalmic and intranasal drug products and drug delivery systems. Prior to that, Dr. Taraporewala served as Senior Consultant in the Drug Development Consulting division of Boston-based PAREXEL International Corp., a leading global pharmaceutical services provider, where he provided technical expertise and regulatory advice to small and large biotechnology and pharmaceutical company clients worldwide, and also conducted due diligence for companies and venture capital firms on technology and portfolio evaluation and product acquisitions. From 1998 to 2004, Dr. Taraporewala was Director of Chemistry and Quality Control at Yonkers, NY-based Advanced Viral Research Corporation where he helped take OHR/AVR118, an immunomodulator drug, into clinical trials for AIDS, cancer cachexia and rheumatoid arthritis. Prior to that, Dr. Taraporewala worked in research and development at Ciba-Geigy, which later merged with Sandoz to become Novartis. He has also served as principal investigator on four National Institute of Health and U.S. Department of Defense funded biomedical research grants on antiviral drugs, DNA-based cancer diagnostics and on antimalarial compound development. Dr. Taraporewala earned bachelors’ and masters’ degrees in chemistry and microbiology from the University of Bombay, India and a Ph.D. in medicinal chemistry from the Philadelphia College of Pharmacy. He conducted postdoctoral research at the University of Texas at Austin, the University of Minnesota and the Southwest Foundation for Biomedical Research. Dr. Taraporewala has multiple scientific publications and patents to his credit, and has lectured extensively.

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Dr. Jason S. Slakter, Chief Medical Officer, Director 56

Dr. Jason S. Slakter has been a director of Ohr Pharmaceutical since January 2015. He is a board certified retinal and macular disease specialist, Clinical Professor of Ophthalmology at New York University School of Medicine, and partner at Vitreous-Retina-Macula Consultants of New York. Dr. Slakter is an internationally recognized retinal specialist who has been involved in the design and application of a variety of diagnostic and therapeutic techniques. He has published more than 100 papers and book chapters and an author of the first comprehensive text on the subject of ICG angiography. Dr. Slakter’s chief research interests relate to the management of exudative age-related macular degeneration, retinal vascular disease, and central serous chorioretinopathy. He created and is the director of the Digital Angiography Reading Center, which has become one of the world’s largest image evaluation organizations, serving as a key resource for industry-sponsored studies of new treatments for retinal disorders. He is a member of numerous medical organizations including The Macula Society, The Retina Society, The American Society of Retina Specialists, and the New York Ophthalmological Society. He is the Editor–in–Chief of Retinal Physician and is on the editorial board of the journal Retina. Dr. Slakter is the recipient of many awards including the American Academy of Ophthalmology Honor Award, the Macula Society’s Richard and Hinda Rosenthal Award for outstanding contribution to the treatment of ocular disease by an individual under the age of 45, the Helen Keller Manhattan League Award, and the Senior Honor Award from the American Academy of Ophthalmology.

Under the Contribution Agreement, dated May 14, 2014, among the Company and SKS Ocular (and affiliates), the Company agreed to appoint Dr. Slakter, the designee of SKS Ocular, as a director.

Class I Directors Continuing in Office

June S. Almenoff, M.D., Ph.D. - Director 57

June S. Almenoff, M.D., Ph.D. has been a Director of Ohr Pharmaceutical since May 2013. Dr. Almenoff most recently served as president, principal executive officer and chief medical officer of Furiex Pharmaceuticals, Inc. from its inception in 2010 to its acquisition by Forest/Actavis for up to $1.46 billion in 2014. She served as Furiex’s most senior executive officer, responsible for attaining all strategic and financial goals and was a member of the Board of Directors. Dr. Almenoff joined Furiex after a successful 12-year career at GlaxoSmithKline (“GSK”). She was vice president in the clinical safety organization, where she served on the company’s senior governing medical boards and managed a diverse therapeutic portfolio supporting numerous regulatory approvals. Also during her tenure at GSK, she worked in the area of scientific licensing, leading the scientific diligence for the acquisition of Stiefel Laboratories and establishing a licensing program for a drug development unit. Dr. Almenoff led several GSK teams that developed pioneering systems for minimizing risk in early- and late-stage drug development; these have been widely implemented by pharmaceutical companies and regulatory agencies. Their impact on the industry has been recognized by the Wall Street Journal Technology Innovation Award and several other prestigious awards. Dr. Almenoff also chaired a Pharma-FDA working group and was the lead author on its influential position paper. Prior to joining GSK, Dr. Almenoff was on the faculty of Duke University Medical Center, where she is currently a Consulting Professor of Medicine. Dr. Almenoff earned a bachelor’s degree, cum laude, from Smith College. She graduated from the M.D.-Ph.D. program at Mt. Sinai School of Medicine and completed a residency in Internal Medicine and a fellowship in Infectious Diseases at Stanford University Medical Center. She is a Fellow of the American College of Physicians with 10 years of clinical practice experience and is an author on more than 50 publications.

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Thomas M. Riedhammer, Ph.D. - Director 66

Dr. Riedhammer has been a Director of Ohr Pharmaceutical since April 2013. He most recently served as Chairman of Sirion Therapeutics Inc, a position he held from 2007 to 2013. Prior to that, Dr. Riedhammer served as Chief Operating Officer of Presby Corp., a medical device company engaged in the research and development of treatments for eye disorders. Prior to Presby Corp., Dr. Riedhammer served as President and Senior Vice President of Worldwide Pharmaceuticals at Bausch and Lomb from 1994 to 2000. He also held various other positions at Bausch and Lomb including: Senior Vice President, and Chief Technical Officer from 1998 to 2000, Senior Vice President and President for Worldwide Pharmaceutical, Surgical, and Hearing Care Products from 1994 to 1998, and Vice President from 1993 to 1994. He was a corporate Vice President of Paco Pharmaceuticals and President of Paco Research Corp from 1984 to 1991. Dr. Riedhammer began his career at Bausch & Lomb as a Research Chemist and was its Director, Lens Care Products R&D. He has served as Chairman and Director of Prevent Blindness Florida, Director of Prevent Blindness America, Sjogren’s Syndrome Foundation as secretary and Junior Achievement International. Dr. Riedhammer holds a B.A. in Chemistry and a Ph.D. in Electrochemistry from State University of New York at Buffalo.

Class III Directors Continuing in Office

Ira Greenstein - Chairman of the Board, Director 54

Mr. Greenstein has served as a Director of Ohr Pharmaceutical since March 30, 2007. Mr. Greenstein has served as President of Genie Energy Ltd. (NYSE:GNE) since December 2011. Mr. Greenstein currently also serves as Counsel to the Chairman of IDT Corporation (NYSE: IDT) and had served as the President of IDT from 2001 through 2011 and Counsel to the Chairman of IDT in 2000 and 2001. He has served as a Director of IDT and General Counsel and Secretary of IDT’s subsidiary, Net2Phone, Inc. (NASDAQ: NTOP). Prior to joining IDT, Mr. Greenstein was a partner in Morrison & Foerster LLP, where he served as the Chairman of that firm’s New York Office’s Business Department. Mr. Greenstein was an associate in the New York and Toronto offices of Skadden, Arps, Slate, Meagher & Flom LLP and served on the Securities Advisory Committee and as secondment counsel to the Ontario Securities Commission. Mr. Greenstein serves on the Boards of Directors of Document Security Systems, Inc., Arista Power Inc., NanoVibronix, Inc. and Regal Bank of New Jersey. Mr. Greenstein received a B.S. from Cornell University and a J.D. from Columbia University Law School where he serves as a member of the Dean’s Council.

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Orin Hirschman - Director 46

Mr. Hirschman has served as a Director at Ohr Pharmaceutical since March 2009. Mr. Hirschman has over 20 years of experience in money management, leveraged buyouts, restructuring and venture capital. From 2011 to the present, Mr. Hirschman has been the principal of the general partner of AIGH Investment Partners, L.P., a private investment fund. From 1994 to 2001, Mr. Hirschman served as a co-manager of two private investment funds, Adam Smith Investment Partnerships and Adam Smith Investment Partners, Ltd (the “Adam Smith Funds”). In addition to Mr. Hirschman’s private placement investments over the last eight years, and the Adam Smith Funds, Mr. Hirschman’s experience in the securities industry includes tenures with Wesray Capital, the investment firm founded by former U.S. Secretary of the Treasury William E. Simon, and Randall Rose & Company, a $100 million money management firm based in New York. Mr. Hirschman has been actively involved in the financing and structuring of over 70 companies, including many high technology companies. Mr. Hirschman serves as a director of Novint Technologies Inc. Mr. Hirschman’s educational background includes an M.B.A. in Finance from New York University Graduate School of Business and a degree in Biology and Finance from Touro College where he graduated Summa Cum Laude.

-                    Executive Officers of the Company

Information concerning the executive officers of the Company is set forth below:

Dr. Irach B. Taraporewala - Chief Executive Officer, President, and Director 58

Please see above under the heading “Nominees for Class II Director”.

Sam Backenroth - Chief Financial Officer and Vice President of Business Development 30

Mr. Backenroth has served as CFO and Vice President of Business Development since April 2010. Mr. Backenroth has previously worked as an investment banker with The Benchmark Company LLC, an investment banking firm specializing in micro-cap biotech transactions. While at Benchmark, he helped fund numerous small biotech companies raise in excess of $75 million of growth equity capital through a variety of structures. Mr. Backenroth also acted as an advisor to multiple public and private biotech companies in assisting with business development activities, joint ventures, licensing, strategic partnerships, and mergers & acquisitions. He graduated with honors from Touro College with a Bachelors degree in finance.

10

-                    Corporate Governance Matters

The Board of Directors is responsible for the general oversight and management of the Company. The Board oversees risks related to the Company’s business through reports from the President, Chief Financial Officer and the Board’s committees. The Board has historically separated the positions of Chairman of the Board and Chief Executive Officer, with Ira Greenstein serving as Chairman while our President, Dr. Irach Taraporewala, is our President and Chief Executive Officer. The Board believes the separation of these positions has served the Company well, and intends to maintain this separation where appropriate and practicable. We believe our leadership structure is appropriate given the size of our Company, Mr. Greenstein’s historical and strategic experience and understanding of our Company, and Dr. Taraporewala’s medical and scientific background, skill in drug development and management experience in the pharmaceutical industry.

Meetings of the Board of Directors

The Board met ten times during the Company’s 2014 fiscal year. Each then-serving director attended at least 75% of the meetings of the Board held during the period for which he or she was a director. Last year’s annual meeting was attended by one director.

Independence of Directors

Each of Ira Greenstein, Dr. June Almenoff, Orin Hirschman and Dr. Thomas Riedhammer is independent under the Nasdaq Stock Market listing rules and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934.

Interest of Management in Certain Transactions

In May 2014, the Company acquired certain assets of SKS Ocular (and affiliates; collectively referred to as “SKS”), which is a related person of Dr. Slakter, currently a director of the Company. In consideration thereof, the Company paid $3.5 million in cash and 1,194,862 shares of the Company’s common stock. Dr. Slakter was not a director of the Company at the time of the transaction. In the acquisition, the Company entered into a consulting agreement with Dr. Slakter, and agreed to appoint a designee of SKS as a director of the Company. The Company is also obliged to grant to SKS Ocular up to an aggregate of 1,493,577 shares of the common stock upon reaching certain milestones. The Company also indirectly paid a total of $289,210 in fiscal year 2014 to Digital Angiography Reading Center, an affiliate of Dr. Slakter, for services rendered to the Company. In addition, in fiscal year 2014, the Company paid a total of $46,154 to Dr. Slakter in consulting fees. No family relationships exist between any of the executive officers and directors (or nominees for director) of the Company.

Nominations of Directors

Our Board of Directors does not have a separate nominating committee or committee performing similar functions and does not have a nominating committee charter. As a result, all directors participate in the consideration of director nominees recommended for selection by a majority of the independent directors. The Board believes that such participation of all directors is appropriate given the size of the Board and the level of participation of our independent directors in the nomination process. The Board will also consider qualified director candidates identified by a member of senior management or by a stockholder. However, it is our general policy to re-nominate qualified incumbent directors, and, absent special circumstances, the Board will not consider other candidates when a qualified incumbent consents to stand for re-election. A stockholder wishing to submit a recommendation for a director candidate should follow the instructions set forth in this Proxy Statement under the section above entitled “When are stockholder proposals due for next year’s annual meeting?”.

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Our Board of Directors considers the following minimum criteria when reviewing a director nominee: (1) director candidates must have the highest character and integrity, (2) director candidates must be free of any conflict of interest which would violate applicable laws or regulations or interfere with the proper performance of the responsibilities of a director, (3) director candidates must possess substantial and significant experience which would be of particular importance in the performance of the duties of a director, (4) director candidates must have sufficient time available to devote to our affairs in order to carry out the responsibilities of a director, and (5) director candidates must have the capacity and desire to represent the best interests of our stockholders. In addition, the Board considers as one factor among many the diversity of Board candidates, which may include diversity of skills and experience as well as geographic, gender, age, and ethnic diversity. The Board does not, however, have a formal policy with regard to the consideration of diversity in identifying Board candidates. The Board screens candidates, does reference checks and conducts interviews, as appropriate. The Board does not evaluate nominees for director any differently because the nominee is or is not recommended by a stockholder.

With respect to qualifications of the members of the Board of Directors, the Board generally values the broad business experience and independent business judgment in the financial services or in other fields of each member. Specifically, with respect to Dr. Riedhammer, the Board relies on his status as a “financial expert.”

Compensation Committee

The Company’s Compensation Committee is comprised of:

Thomas Riedhammer, Chairman
June Almenoff
Ira Greenstein,

each of whom is an independent director for purposes of the NASDAQ listing standards. The Compensation Committee reviews and recommends executive compensation, including changes therein, and administers our stock option plans. There was one meeting of the Compensation Committee during the fiscal year ended September 30, 2014.

The Compensation Committee was formed pursuant to a written charter, which can be found on our website at http://ir.ohrpharmaceutical.com/governance-documents.

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Due to the size of the Company, the Compensation Committee has not delegated its authority over compensation.

Compensation Committee Interlocks and Insider Participation

Dr. Riedhammer, Chairman, Dr. Almenoff and Mr. Greenstein each served on the Compensation Committee during fiscal 2014. No executive officer of the Company serves as a member of the compensation committee or board of directors of any other entity which has one or more executive officers serving as a member of the Ohr Board of Directors or Compensation Committee.

Audit Committee

The Company has an audit committee, which consists entirely of independent directors. The Audit Committee’s function is to evaluate the adequacy of the Company’s internal accounting controls, review the scope of the audit by MaloneBailey, L.L.P. and related matters pertaining to the examination of the financial statements, review the year-end and the quarterly financial statements, review the nature and extent of any non-audit services provided by the Company’s independent accountants and make recommendations to the Board of Directors with respect to the foregoing matters as well as with respect to the appointment of the Company’s independent accountants. The Board of Directors has determined that Dr. Riedhammer, who is an independent director, is a financial expert. The Audit Committee had four meetings in fiscal 2014, and each member attended all meetings. The members of the Audit Committee are independent, as independence is defined by Rule 4200(a)(15) of the NASD listing standards, as applicable and as may be modified or supplemented. Members of the Audit Committee are:

Thomas Riedhammer, Chairman
June Almenoff
Ira Greenstein

-                    Audit Committee Report

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933 or the Exchange Act that might incorporate this Proxy Statement, in whole or in part, the following report of the Audit Committee shall not be deemed to be incorporated by reference into any such filings and shall not otherwise be deemed filed under such Acts.

The Audit Committee has:

•	Reviewed and discussed the audited financial statements with management.
•	Discussed with the independent auditors the matters required to be discussed by SAS 61, as it may be modified or supplemented.
•	Received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and has discussed with the independent auditors the auditors’ independence.
•	Based on the review and discussions above, recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

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The Audit Committee was formed pursuant to a written charter, which can be found on our website at http://ir.ohrpharmaceutical.com/governance-documents.

Submitted by: The Audit Committee

Thomas Riedhammer, Chairman
June Almenoff
Ira Greenstein

-                    Executive Compensation

The table below provides information on the compensation we paid to the named executive officers in fiscal 2014, 2013 and 2012.

SUMMARY COMPENSATION TABLE

		Annual Compensation				Long-Term Compensation
Name and Principal		Salary	Bonus(1)	Stock Awards	Option Awards(2)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-Qualified Deferred Compensation Earnings	All Other Compensation	Total
Position	Year	($)	($)	($)	($)	($)	($)	($) (3)	($)
Irach Taraporewala	2014	219,038	-	-	977,192	-	-	-	1,196,230
President and CEO	2013	137,500	25,000	-	-	-	-	-	162,500
	2012	137,500	-	-	441,540	-	-	-	579,040

Sam Backenroth	2014	177,704	-	-	977,192	-	-	21,530	1,176,426
VP Bus. Development/CFO	2013	105,625	25,000	-	-	-	-	-	130,625
	2012	84,250	-	-	252,309	-	-	-	336,559

(1)	Bonuses of $183,750 and $150,000 for fiscal 2014 were paid to Dr. Taraporewala and Mr. Backenroth, respectively, in January 2015.

Dr. Taraporewala and Mr. Backenroth were each awarded a $25,000 bonus in fiscal 2013.

(2)	The amounts in this column reflect the aggregate grant date fair value of equity awards granted during the applicable fiscal year, calculated in accordance with FASB ASC Topic 718 and using a Black-Scholes valuation model. Assumptions used in the calculation of these amounts are included in Note 10 of the audited financial statements filed with our Annual Report on Form 10-K for fiscal 2014.
(3)	Consists of the following for each named executive officer:
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Name	Year	401(k) Company	Group Term	Health Benefits	Paid Time Off Buy-Back

Irach Taraporewala	2014	-	-	-	-
CEO and President	2013	-	-	-	-
	2012	-	-	-	-

Sam Backenroth	2014	-	-	$21,530	-
VP Bus. Development	2013	-	-	-	-
and CFO	2012	-	-	-	-

Pension Benefit

The Company has established a 401(k) plan but does not make contributions to it. The Company provides no other pension benefits.

Option Exercises and Stock Vested

There were no options exercised by named executive officers in the fiscal years ended September 30, 2014, 2013, or 2012. The Company has not granted any restricted stock, and no stock awards vested in fiscal 2014.

Outstanding Equity Awards at Fiscal Year-End

The following table provides certain information with respect to outstanding individual grants through the fiscal year ended September 30, 2014 to each of our named executive officers of common share purchase options relating to our common shares:

	Number of Securities Underlying Unexercised Options (#)(1)
	Exercisable	Unexercisable		Unearned	Option Exercise Price ($)	Option Expiration Date
Irach Taraporewala	266,667	—		—	$1.50	04	/12/2015
CEO, President, and	175,000	58,333	(2)	—	$1.71	03	/09/2017
Director	62,500	187,500	(3)	—	$10.11	02	/03/2017

Sam Backenroth	66,667	—		—	$1.50	04	/12/2015
VP Bus. Development	100,000	33,333	(2)	—	$1.71	03	/09/2017
& CFO	62,500	187,500	(3)	—	$10.11	02	/03/2017

(1)	The Option numbers represent options to acquire shares of common stock.
(2)	Unexercisable options that vest and become exercisable on March 9, 2015.
(3)	Unexercisable options that vest and become exercisable in three equal annual installments commencing February 3, 2015.

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Stock Awards

No named executive officer received any grants of restricted stock for the fiscal years ended September 30, 2012, 2013 or 2014 and no grants of restricted stock to named executive officers vested in fiscal 2014.

Grants of Plan-Based Awards

The following table sets forth information concerning all grants of stock options, restricted stock and other equity awards made to the named executive officers for service during the year ended September 30, 2014:

Name	Grant Date	All other stock awards: Number of shares of stock or units	All other option awards: Number of securities underlying options(1)	Exercise Price(2)	Grant Date Fair Value of Stock and Option Awards(3)
Irach Taraporewala	02/03/2014	—	$250,000	$10.11	$977,192
CEO and President

Sam Backenroth	02/03/2014	—	$250,000	$10.11	$977,192
VP Bus. Development & CFO

(1)	Each of Dr. Irach Taraporewala and Sam Backenroth was granted an option to purchase up to 250,000 shares at an exercise price of $10.11 per share, restricted and exercisable in accordance with the following schedule: up to 62,500 shares upon stockholder approval (received March 2014) and then in three equal annual installments vesting on the anniversary of the grant date, if and only if as of each date set forth below the employee is employed by the Company.

(2)	The exercise price reflects the closing market price of our common stock on the day of the grant.

(3)	The grant date fair value of the option grants is calculated in accordance with FASB ASC Topic 718 and using a Black-Scholes valuation model. Assumptions used in the calculation of these amounts are included in Note 10 of the audited financial statements filed with our Annual Report on Form 10-K for fiscal 2014.

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Employment Agreements

On January 6, 2015, the Company amended its employment agreements with Dr. Irach B. Taraporewala, the Company’s President and Chief Executive Officer, and Sam Backenroth, Chief Financial Officer and Vice President, Business Development, to extend the terms to February 28, 2016, and to provide for automatic one year extensions thereafter absent notice of termination. The employment agreements provide for annual base salaries of $245,000 for Dr. Taraporewala and $200,000 for Mr. Backenroth.

The Company’s Board of Directors (the “Board”) reviews the executives’ salaries on an annual basis. Each executive may also receive an annual bonus at the discretion of the Board, in accordance with any bonus plan adopted by the Board, and will participate in the Company’s employee benefit programs, stock based incentive compensation plans and other benefits. See “Compensation Committee Report” and “Compensation Discussion and Analysis.” See “Annual Incentive Compensation” below concerning discretionary bonuses for fiscal 2014.

Change in Control Benefits

Change in control benefits are intended to diminish the distraction that executives would face by virtue of the personal uncertainties created by a pending or threatened change in control and to assure that the Company will continue to have the executive’s full attention and services at all time. Our change in control benefits are designed to be competitive with similar benefits available at companies with which we compete for executives’ talent. These benefits, as one element of our total compensation program, help the Company attract, retain and motivate highly talented executives.

Each of Dr. Taraporewala and Mr. Backenroth is entitled to (1) severance pay and benefits if his employment is terminated, whether at the end of the term of his employment agreement or termination without cause, equal to 50% of his base salary at the time of termination, or (2) alternatively, in the event of a change in control of the Company, upon (i) his termination without cause, (ii) expiration of the term of his employment agreement, or (iii) as a result of a constructive termination (that is, his resignation because he has reasonably determined in good faith that his titles, authorities, responsibilities, salary, bonus opportunities or benefits have been materially diminished, that a material adverse change in his working conditions has occurred, that his services are no longer required in light of the Company’s business plan, or the Company has breached his employment agreement) which occurs: (x) concurrently with the change in control, or (y) within 12 months of the change in control, he will be entitled to receive (A) severance pay in an amount equal to $490,000 (in the case of Dr. Taraporewala) or $400,000 (in the case of Mr. Backenroth), (B) the value of any accrued but unused vacation time, (C) the amount of all accrued but previously unpaid base salary through the date of termination, and (D) all of his then current employment benefits for the longer of twelve (12) months or the full un-expired term of his employment agreement. Each of Dr. Taraporewala and Mr. Backenroth has the right, for a period of 30 days following termination of his employment to exercise his Company options to the extent such options are otherwise vested and exercisable as of the date of termination.

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-                    Compensation of Directors

During the fiscal year 2014, no options were granted to directors serving in fiscal 2014, other than Dr. Taraporewala’s grant pursuant to his employment as an executive officer of the Company, and directors were reimbursed for board meeting and related expenses totaling $3,937. In January 2015, the Compensation Committee recommended and the Board approved cash compensation of $10,000 per year for each non-employee director, payable after each annual meeting of stockholders.

The following table shows the number of outstanding options held by our non-executive directors at the end of fiscal 2014:

	Number of Securities Underlying Unexercised Options (#)(1)
	Exercisable	Unexercisable	Unearned	Option Exercise Price ($)	Option Expiration Date
Ira Greenstein	75,000	25,000	—	$1.71	03	/09/2017
Chairman

Orin Hirschman	75,000	25,000	—	$1.71	03	/09/2017
Director

Thomas Riedhammer	58,334	58,333	—	$4.74	04/	30/2018
Director

June Almenoff	58,334	58,333	—	$4.68	05/	17/2018
Director

(1) The Option numbers represent options to acquire shares of common stock.

The following table shows the compensation of our non-executive directors at the end of fiscal 2014:

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-Qualified Deferred Compensation Earnings	All Other Compensation	Total
	($)	($)	($)	($)	($)	($)	($)
Ira Greenstein	-	-	-	-	-	-	-
Chairman

June Almenoff	-	-	-	-	-	-	-
Director

Orin Hirschman	-	-	-	-	-	-	-
Director

Thomas Reidhammer	-	-	-	-	-	-	-
Director

-                    Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management and, based on that review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by: The Compensation Committee

Thomas Riedhammer, Chairman
June Almenoff
Ira Greenstein

-                    Compensation Discussion and Analysis

Compensation Program Objectives

The Company’s compensation programs are competitive, designed to attract and retain highly qualified directors, officers and employees, encourage high performance, promote accountability and assure that employee interests are aligned with the interests of the Company’s stockholders.

To achieve these objectives, we seek to design our executive compensation program and set compensation levels that are comparable to those of other companies that compete with us for executive talent. We use both objective and subjective criteria to evaluate Company and individual performance. This approach should allow the Compensation Committee to exercise discretion and not rely solely on rigid formulas and quantitative analyses. We historically provided long-term compensation in the form of stock options that generally vest over a three-year period. We believe these awards allow the executive officers and all employees to participate in the long-term success of the Company, to align their interests with those of our stockholders, and to incentivize future performance, helping us retain talented executive management personnel.

We believe that the Company’s compensation program for its executive officers is competitive and appropriately designed to attract and retain key employees, reward superior performance and promote long-term stockholder value. The Compensation Committee plans to continue to review the compensation payable to the Company’s executive officers, periodically evaluate the Company’s compensation practices, and make any changes it deems appropriate to the Company’s compensation structure to ensure that the programs are designed and implemented to achieve the Committee’s stated goals.

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We rely on various sources of information to assist us in evaluating the competitiveness of the Company’s executive compensation program, setting compensation levels for the executive officers and meeting the Compensation Committee’s stated compensation objectives and the experience and knowledge of our Compensation Committee and senior management. We have not retained an independent third party compensation consultant.

We increased the number of employees in fiscal 2014 through the SKS Acquisition.

Highlights of Company Performance in 2014

In fiscal 2014, the Company made important progress toward achieving our goals. We completed enrollment in our Phase II trials for Squalamine on schedule and announced favorable results from our trials during fiscal 2014. The trials continue with expected completion and data read out of multiple trials in the first half of calendar 2015. We obtained FDA agreement for commencement of Phase III clinical trials. We continue to explore partnering opportunities for our Squalamine program and other products. We acquired the assets of SKS and commenced development of a sustained release technology platform for ophthalmologic indications.

We also completed in fiscal 2014 a registered direct offering providing an additional $16.9 million in net proceeds to support our ongoing operations. At the same time, we improved our functions as a team, with more robust corporate and operational infrastructure, improved financial controls, sound corporate processes and a stronger presence in the investor relations and scientific communities.

Peer Group Analysis

In reviewing fiscal 2014, the Compensation Committee reevaluated the Company’s peer group of companies and benchmarked executive compensation against this group. The objective of this reevaluation and analysis was to develop a peer group of companies in line with our revenue, market capitalization and phase of clinical trials and to compare our executive compensation practices to those of our peer companies. The Compensation Committee believes that it is important when making its compensation decisions to be informed as to the current practices of comparable, publicly held companies headquartered in the United States. To that end, we monitor developments in the Company, including growth in its products under development and market capitalization, and in the market generally that might change the selection of companies we consider comparable and benchmark our executive compensation against the most recently applicable companies. While benchmarking might not always be appropriate as a stand-alone tool for setting compensation due to the aspects of our business and objectives that might be unique to us, we generally believe that gathering this information is an important part of our compensation-related decision-making process.

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We recognize that to attract, retain and motivate key individuals, such as our named executive officers, the Compensation Committee might determine that it is in our best interests to negotiate total compensation packages with our executive management that may deviate from the general principle of targeting total compensation at the median level for the peer group. Actual pay for each named executive officer is determined around this structure, driven by the performance of the executive over time, as well as our annual performance.

For purposes of compensation decisions based on 2014 performance and compensation, our peer group of companies consisted of the following: Eleven Biotherapeutics, Inc., Alimera Sciences, Inc., and pSivida Corp. These companies were chosen based on their comparable profile, stage of development, market capitalization, and therapeutic area of focus.

Say-on-Pay and Say-on-Frequency Feedback from Stockholders

The Board and the Compensation Committee value the opinions of our stockholders, and consider the outcome of advisory stockholder votes when making future compensation decisions for our named executive officers. At our 2014 annual meeting, 99.06% of the votes cast approved our advisory resolution regarding the compensation of our named executive officers. In addition, 86.93% of the votes cast voted that an advisory vote on executive compensation should occur every three years; consequently the Company’s next advisory vote on executive compensation will occur at our annual meeting of stockholders in 2017. With stockholders showing strong support of our executive compensation program, the Compensation Committee continued its regular practice of evaluating the program to reflect continued linkage between pay and company performance and carefully considered actual compensation payouts, seeking to provide compensation that follows our compensation philosophy and meets our compensation objectives described above. In light of all pertinent considerations, the Compensation Committee believes that the Company’s compensation programs embody a pay-for-performance philosophy that is well suited for these purposes.

Executive Compensation Policy

The principal components of compensation for the Company’s executive officers are base salary, discretionary annual cash incentive awards and long-term incentive compensation in the form of options, restricted common stock or other forms of equity.

The Company also provides severance benefits upon a change in control of the Company, a 401(k) plan and a group health plan. The Company does not maintain supplemental retirement programs for its executive officers because we believe that the existing compensation arrangements enable the Company’s executive officers to adequately plan for their retirement.

The Company has entered into employment agreements with each of its executive officers. See “Employment Agreements” above. We believe that employment agreements with shorter terms and annual performance reviews promote better performance by Company executives. Thus, we follow a general policy that employment agreements for executives will have a renewable term of one year.

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Compensation Program Elements

Base Salary. Ohr’s base salary is designed to recognize the duties and responsibilities of each executive officer and the experience, knowledge, ability and skill of the executive officer that holds each such position. We believe that base salaries are an important component of the Company’s executive compensation program and are critical in attracting and retaining executive talent. The Compensation Committee reviews base salaries of the Company’s executive officers on an annual basis. In setting annual base salaries, the Compensation Committee considers the Company’s overall financial and operating performance in the prior year, the Company-wide target for base salary increases for all employees, market and competitive salary information, including for our peer companies as noted above, inflation, changes in the scope of an executive officer’s job responsibilities, other components of compensation and other relevant factors. The Compensation Committee also reviews the executive officer’s individual performance.

Annual Incentive Cash Compensation. This component of compensation provides an incentive to the executive officers to achieve both Company and individual performance objectives and to be rewarded for those achievements.

Our plan is that after each fiscal year, the Compensation Committee will determine the bonus for the Chief Executive Officer and Chief Financial Officer, the only named executive officers, for that year. In all cases, the Committee seeks to establish bonuses that are designed to ensure that total cash compensation is competitive and reflects performance in that year.

The size of the final discretionary bonuses paid to the named executive officers are not based on a specific formula or level of achievement, but rather at the discretion of the Compensation Committee taking into account the factors discussed above.

Based on the Company’s performance in fiscal year 2014 and the individual performance of each named executive officer, in January 2015 the Compensation Committee approved the bonuses below. In determining the amounts of these payments, we also considered the importance of retaining our key employees and motivating them to implement our long-term strategic plan to develop additional products and to acquire potential products.

	Bonus
Name and Title	% of Salary	Dollar Amount
Irach Taraporewala, CEO	75%	$183,750
Sam Backenroth, CFO	75%	$150,000

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The Committee believes its approach to cash incentive awards properly motivates and rewards the Company’s executive officers and provides the Committee with appropriate discretion and flexibility to set awards that reflect both the Company’s performance and each named executive officer’s contributions for the given year.

Perquisites and Other Benefits. The Company’s philosophy is not to provide executive perquisites or other special benefits. Instead, we maintain broad-based benefits that we provide to all employees, including our executive officers. These benefits include a 401(k) retirement savings plan (without matching contributions from the Company) and a group health plan.

Stock-Based Awards. Stock-based awards under our 2014 Stock Incentive Plan are the primary form of long-term compensation offered to our named executive officers. Under our 2014 Stock Incentive Plan, the Compensation Committee may grant named executive officers and other employees eligible to participate in the Plan, incentive and nonqualified stock options, restricted stock and other forms of stock-based awards.

Option awards to named executive officers and other employees eligible to participate in our 2014 Stock Incentive Plan generally vest 25% immediately and vest annually in equal installments on the first, second and third anniversaries of the grant date, subject to continued employment.

In January 2015, the Board approved option awards to a key research associate and a consultant, and awarded 19,943 shares, 12,109 shares and 4,986 shares of restricted stock from the 2014 Stock Incentive Plan to consultants Drs. Slakter, Stoller and Kaiser, respectively, as bonuses.

The Committee believes its option and stock award program is consistent with its stated objective of establishing a performance-based executive compensation system to reward and incentivize the named executive officers and other employees and consultants because the value of the options and stock generally will be tied to the Company’s financial and operating performance over time. The Committee believes this link to longer-term performance aligns the interests of the named executive officers, employees and consultants with the interests of our stockholders. In addition, the typical three-year vesting schedule for most option or stock awards helps the Company retain executive talent because unvested options or stock awards are automatically forfeited upon the termination of an executive officer’s employment. Thus, the recipient of an option or stock award is incentivized to remain with the Company during the vesting period.

Policy on Timing of Equity Grants

We do not have any formal plan or practice to time equity grants in coordination with our public release or disclosure of material nonpublic information, but we generally only make grants at times when we do not have any material nonpublic information about our Company. We also do not time our release of material nonpublic information for purposes of affecting the value of compensation to employees, including our officers.

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-                    Stockholder Communications with the Board of Directors

The Company adopted a policy for stockholder communications with the Board. Persons interested in communicating with any particular director, the independent directors or the Board as a whole may address correspondence to the intended recipient, in care of Ohr Pharmaceutical, Inc. at 800 Third Avenue, 11th Floor, New York, New York 10022. If no particular director is named, letters will be forwarded, depending on the subject matter, to the Chair of the Audit or Compensation Committee.

-                    Code of Ethics

The Company adopted the Ohr Pharmaceutical, Inc. Code of Ethics that applies to all officers, directors and employees. All of the Company’s employees must carry out their duties in accordance with the policies set forth in the Code of Ethics and with applicable laws and regulations. The Code of Ethics is available on our website at http://content.stockpr.com/ohrpharmaceutical/media/259dcf07b5815c8c71285ce69b2b9614.pdf. If the Company makes any substantive amendments to the Code of Ethics or grants any waiver from a provision of the Code of Ethics to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

-                    Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of the issued and outstanding shares of our common stock to file reports of initial ownership of common stock and other equity securities and subsequent changes in that ownership with the SEC. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. To our knowledge, during the fiscal year ended September 30, 2014, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with, except that Thomas Riedhammer, Dr. Irach Taraporewala, and Sam Backenroth were each late in filing one Form 4, and Mr. Hirschman was late in filing one Form 5. Each late filing covered one transaction.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
IN FAVOR OF THE NAMED NOMINEES - PROPOSAL 1.

PROPOSAL 2: - AMENDMENT TO INCREASE THE 2014 STOCK INCENTIVE PLAN

2014 Stock Incentive Plan

An amendment to the 2014 Stock Incentive Plan (the “2014 Plan Amendment”) to increase the number of shares covered from 1,500,000 to 2,750,000 was adopted on January 6, 2015 by the Board of Directors, subject to stockholder approval, and the Board of Directors recommends a vote in favor thereof.

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The 2014 Plan is designed to advance the Company’s interests by enhancing its ability to attract and retain employees and others in a position to make significant contributions to the success of the Company through ownership of shares of Common Stock. The 2014 Plan provides for the grant of incentive stock options (“ISOs”), non-statutory stock options (“NQSOs”), restricted stock, and combinations of the above. A total of 1,500,000 shares of common stock are reserved for issuance under the 2014 Plan. The shares of Common Stock issuable under the 2014 Plan are subject to adjustment for stock dividends and similar events. Awards under the 2014 Plan may also include provision for payment of dividend equivalents with respect to the shares subject to the award. Options to purchase an aggregate of 1,175,550 shares and restricted stock awards aggregating 41,038 shares under the 2014 Plan have been granted and consequently an aggregate of 283,412 shares remain available for grant under the 2014 Plan. As the Company expands its operations, it expects to bring on additional personnel and will be obliged to issue additional options.

The 2014 Plan is administered by the Compensation Committee. All employees of the Company and any of its subsidiaries and other persons or entities (including non-employee directors of the Company and its subsidiaries) who, in the opinion of the Board, are in a position to make a significant contribution to the success of the Company or its subsidiaries are eligible to participate in the 2014 Plan.

Except as described above, no determination has been made (i) as to which individuals may in the future receive options or rights under the 2014 Plan as amended, (ii) as to the number of shares to be covered by any such options or rights granted to any single individual, or (iii) as to the number of individuals to whom such options or rights will be granted. The proceeds received by the Company from the sale of stock pursuant to the 2014 Plan will be used for the general purposes of the Company, or in the case of the receipt of payment in shares of Common Stock, as the Board of Directors may determine, including redelivery of the shares received upon exercise of options.

Summary of the 2014 Plan

Stock Options. The exercise price of an ISO granted under the 2014 Plan may not be less than 100% (110% in the case of 10% stockholders) of the fair market value of the Common Stock at the time of grant. The exercise price of a NQSO granted under the 2014 Plan is determined by the Board. The term of each option may be set by the Board but cannot exceed ten years from grant (five years from grant in the case of an incentive stock option granted to a 10% stockholder), and each option will be exercisable at such time or times as the Board specifies. The option price may be paid in cash or check acceptable to the Company or, if permitted by the Board and subject to certain additional limitations, by tendering shares of Common Stock, by using a promissory note, by delivering to the Company an unconditional and irrevocable undertaking by a broker promptly to deliver sufficient funds to pay the exercise price, or a combination of the foregoing.

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Except as otherwise provided by the Board, if a participant dies, options held by such participant immediately prior to death, to the extent then exercisable, may be exercised by the participant’s executor, administrator or transferee during a period of one year following such death (or for the remainder of their original term, if less). Except as otherwise determined by the Board, options not exercisable at a participant’s death terminate. Outstanding awards of restricted Common Stock must be transferred to the Company upon a participant’s death except as otherwise determined by the Board.

In the case of termination of a participant’s association with the Company for reasons other than death, options remain exercisable, to the extent they were exercisable immediately prior to termination, for three months (or for the remainder of their original term, if less), and shares of restricted Common Stock must be resold to the Company, unless otherwise determined by the Board. If any such association is terminated due to the participant’s discharge for cause which, in the opinion of the Board, casts such discredit on the participant as to justify immediate termination of any award under the 2014 Plan, such participant’s options may be terminated immediately.

In the event of a consolidation or merger in which the Company is not the surviving corporation or which results in the acquisition of substantially all of the Company’s outstanding Common Stock by a single person or entity or by a group of persons and/or entities acting in concert or in the event of the sale or transfer of substantially all of the Company’s assets, the Board may determine that (i) each outstanding option will become immediately exercisable unless otherwise provided at the time of grant, and (ii) each outstanding share of restricted Common Stock will immediately become free of all restrictions and conditions. The Board may also arrange to have the surviving or acquiring corporation or affiliate assume any award held by a participant or grant a replacement award. If the optionee is terminated after a change in control by the Company without cause, or in the case of certain officers designated from time to time by the Board resigns under certain circumstances, within two years following the change in control, all unvested options will vest and all options will be exercisable for the shorter of four years or their original duration and all other awards will vest. If the option committee makes no such determination, outstanding awards to the extent not fully vested will be forfeited.

Certain Federal Income Tax Consequences. The following discussion, which is based on the law as in effect on January 1, 2015, summarizes certain federal income tax consequences of participation in the 2014 Plan. The summary does not purport to cover federal employment tax or other federal tax consequences that may be associated with the plans, nor does it cover state, local or non-U.S. taxes.

In general, an optionee realizes no taxable income upon the grant or exercise of an ISO. However, the exercise of an ISO increases alternative minimum taxable income by an amount equal to the difference (the “option spread”) between the value of the Common Stock purchased and the price. This increase may result in an alternative minimum tax liability to the optionee. With certain exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the optionee (and a corresponding deduction is available to the company) equal to the value of the shares at the time of exercise less the exercise price. If the disposition was a sale (other than to a related party), and if the Common Stock was sold for less then what it was worth on the date the ISO was exercised, the ordinary income is limited to the gain on the sale, if any. If, on the other hand, the optionee has additional gain on a disqualifying disposition, any additional gain recognized in the disposition is treated as a capital gain for which the Company is not entitled to a deduction. If the optionee does not dispose of the shares until after the expiration of these one- and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which the Company is not entitled to a deduction. In certain cases, an optionee may be treated as disposing of ISO shares for purposes of the “disqualifying disposition” rules even though the optionee has not sold the shares (i.e., if the optionee makes a gift of the shares (other than to a spouse), or if the optionee uses them to exercise another ISO within the one or two-year holding periods described above).

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In general, in the case of a nonstatutory option the optionee has no taxable income at the time of grant but realizes ordinary income in connection with exercise of the option in an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price. If the optionee is an employee, such income is subject to tax withholding. A corresponding deduction is available to the Company. Any gain or loss recognized upon a subsequent sale of the shares will be a capital gain or loss for which the Company is not entitled to a deduction.

In general, an ISO that is exercised more than three months after termination of employment (other than termination by reason of death) is treated as a nonstatutory option. ISOs granted by the Company are also treated as nonstatutory options to the extent they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of $100,000.

Annual tax rules may apply if the shares acquired pursuant to the exercise of an option are restricted under the 2014 Plan or are otherwise subject to a substantial risk of forfeiture. In general, if shares subject to a substantial risk of forfeiture are acquired upon exercise of an option, any ordinary income or alternative minimum taxable income associated with the exercise will be taken into account and measured, and any associated deduction will be available to the Company, not earlier than the date on which the substantial risk of forfeiture lapses unless the person to whom the option was granted makes a so-called “83(b) election” not later than thirty (30) days after the exercise. In the case of an optionee subject to the reporting and short-swing profit recapture rules of Section 16 of the Exchange Act, shares acquired pursuant to the exercise within six months of the date of grant of an option granted prior to the 1996 effective date of new Rule 16b-3 promulgated under the Exchange Act (or granted after that date, if certain committee-approval or board-approval requirements are not satisfied) will be treated as subject to a “substantial risk of forfeiture” until six months from the date of grant of the option.

Under Section 162(m) of the Code, the Company may not deduct more than $1.0 million for remuneration paid to any of its five highest paid executive officers. Some types of remuneration are not subject to this limit, including certain performance-based compensation. It is intended that remuneration attributable to ISOs, non-statutory stock options, and SARs will qualify for the exception from the $1.0 million deduction for performance-based compensation.

Under the so-called “golden parachute” provisions of the Internal Revenue Code, the vesting or accelerated exercisability of awards in connection with a change in control of the Company may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the participant, including payments taken into account by reason of the grant, vesting or exercise of awards under the 2014 Plan, may be subject to an additional 20% federal tax and may be nondeductible to the Company.

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THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
PROPOSAL 2 - THE APPROVAL OF THE AMENDMENT TO INCREASE THE
2014 STOCK INCENTIVE PLAN

PROPOSAL 3: - RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Board of Directors has selected MaloneBailey, LLP as the Company’s independent auditors for the fiscal year ending September 30, 2015 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. MaloneBailey, LLP has audited Ohr Pharmaceutical’s financial statements since 2012. Representatives of MaloneBailey, LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of MaloneBailey, LLP as the Company’s independent auditors. However, the Board is submitting the selection of MaloneBailey, LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

Representatives of MaloneBailey, LLP are expected to be available at the annual meeting of stockholders with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

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-                    Pre-Approval of Audit and Non-Audit Services

On October 24, 2012, the Company dismissed Anderson Bradshaw PLLC (“Anderson Bradshaw”) as its independent registered public accounting firm, and on October 25, 2012, the Company selected MaloneBailey, LLP (“MaloneBailey”) as its new independent registered public accounting firm responsible for auditing its financial statements. The dismissal of the Company’s former accounting firm and engagement of the new accounting firm were unanimously approved by the Company’s Board of Directors.

None of the reports of Anderson Bradshaw on the Company’s financial statements for either of the past two years or subsequent interim period contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles.

There were no disagreements between the Company and Anderson Bradshaw the two most recent fiscal years and any subsequent interim period through October 24, 2012 (date of dismissal) on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Anderson Bradshaw, would have caused them to make reference to the subject matter of the disagreement in connection with its report. Further, Anderson Bradshaw has not advised the Registrant that:

(1)	internal controls necessary to develop reliable financial statements did not exist; or
(2)	information has come to the attention of Anderson Bradshaw which made it unwilling to rely upon management’s representations, or made it unwilling to be associated with the financial statements prepared by management; or
(3)	the scope of the audit should be expanded significantly, or information has come to the attention of Anderson Bradshaw that they have concluded will, or if further investigated, might materially impact the fairness or reliability of a previously issued audit report or the underlying financial statements, of the financial statements issued or to be issued covering the fiscal year ended September 30, 2012.

The Company did not consult with MaloneBailey prior to the date of dismissal on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

For fiscal year 2012, Child Van Wagoner & Bradshaw charged the Company a total of $31,270 for independent accounting and review fees.

For fiscal year 2013, Anderson Bradshaw charged the Company a total of $1,500 for independent accounting and review fees and MaloneBailey charged the Company a total of $36,500 for independent accounting and review fees.

For fiscal year 2014, MaloneBailey charged the Company a total of $57,750 for independent accounting and review fees.

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The following table represents aggregate fees billed to the Company for fiscal years ending September 30, 2014 and 2013 by MaloneBailey.

	Fiscal Year Ended
	September 30, 2014 (4)	September 30, 2013 (3)	September 30, 2012 (2)
Audit Fees & Audit-Related Fees	$57,750	$38,000	$31,270
Tax Fees (1)	$2,595	$1,295	915
All Other Fees	—	—	—
Total Fees	$60,345	$39,295	$32,185

(1)	Fees paid for preparation and filing of the Company’s federal and state income tax returns.
(2)	Fees billed to the Company through September 30, 2012.
(3)	Fees billed to the Company through September 30, 2013.
(4)	Fees billed to the Company through September 30, 2014.

-                    Pre-Approval of Audit and Non-Audit Services

The Board has not approved any formal policy concerning pre-approval of the auditors to perform both audit and non-audit services (services other than audit, review and attest services). Instead, on a case by case basis, any audit or non-audit services proposed to be performed are considered by and, if deemed appropriate, approved by the Board in advance of the performance of such services.

-                    Recommendation of the Board of Directors

The Board has recommended, subject to stockholder approval, the selection of MaloneBailey, LLP as the Company’s independent auditors for the year ending September 30, 2015.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
IN FAVOR OF PROPOSAL 3.

PRINCIPAL STOCKHOLDERS

The following table provides information about the beneficial ownership of our common stock as of January 16, 2015.

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•	each person or entity known by us to own beneficially more than five percent of our common stock;
•	the named executive officers;
•	each of our directors; and
•	all of our directors and executive officers as a group.

In accordance with Securities and Exchange Commission rules, beneficial ownership includes any shares for which a person or entity has sole or shared voting power or investment power and any shares for which the person or entity has the right to acquire beneficial ownership within 60 days after January 16, 2015 through the exercise of any option, warrant or otherwise. Except as noted below, we believe that the persons named in the table have sole voting and investment power with respect to the shares of common stock set forth opposite their names. Percentage of beneficial ownership is based on 25,392,387 shares of common stock outstanding as of January 16, 2015, plus any shares of common stock issuable upon exercise of presently exercisable common stock options or common stock warrants held by such person or entity. All shares included in the “Right to Acquire” column represent shares subject to outstanding stock options or warrants that are exercisable within 60 days after January 16, 2015. The address of each of our directors and executive officers is c/o Ohr Pharmaceutical, Inc., 800 Third Avenue, 11th Floor, New York, New York 10022.

Name and Address of Beneficial Owner	Shares Owned	Right to Acquire (1)	Common and Warrant Shares Owned Beneficially	Fully Diluted Ownership Percentage (2)
AIGH Investment Partners, LLC (3)	1,621,748	29,000	1,650,748	6.5%
6006 Berkeley Avenue
Baltimore, MD 21209

GCK Corp.	1,579,535	111,112	1,690,647	6.6%
4000 Hollywood Blvd. 530 N
Hollywood, FL 33021

Shalom Hirschman (4)	1,478,765	—	1,478,765	5.8%
27 W 23rd St
New York, NY 10010

Ira Greenstein (5)	331,051	100,000	431,051	1.7%
c/o Ohr

Irach Taraporewala (6)	19,095	627,500	646,596	2.5%
c/o Ohr

Sam Backenroth (7)	4,699	325,000	329,700	1.3%
c/o Ohr

June Almenoff (8)	10,900	58,334	69,234	0.3%
c/o Ohr

Thomas Riedhammer (9)	8,000	58,334	66,334	0.3%
c/o Ohr

Jason Slakter (10)	776,840	16,667	793,507	3.1%
c/o Ohr

Orin Hirschman (11)	2,376,578	280,000	2,656,578	10.3%
c/o Ohr

All Officers and Directors as a Group	3,527,163	1,465,837	4,993,000	18.6%

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(1)	Rounded to nearest share; options or warrants to purchase common stock of the Registrant. Only includes vested and exercisable securities, including securities exercisable within 60 days after January 16, 2015.
(2)	Calculated on the basis of shares of Common Stock outstanding plus the number of shares such holder has the right to acquire.
(3)	Mr. Hirschman has sole voting and dispositive power over shares held by AIGH Investments.
(4)	As set forth on Schedule 13G filed March 24, 2014.
(5)	Includes shares currently issuable upon exercise of options granted to Mr. Greenstein for his services as a director and Chairman of the Company.
(6)	Includes shares currently issuable upon exercise of options granted to Dr. Taraporewala.
(7)	Includes shares currently issuable upon exercise of options granted to Mr. Backenroth.
(8)	Includes shares currently issuable upon exercise of options granted to Dr. Almenoff.
(9)	Includes shares currently issuable upon exercise of options granted to Dr. Riedhammer.
(10)	Includes shares held by SKS Ocular, LLC (and affiliates), an affiliate of Dr. Slakter. Dr. Slakter has sole voting and dispositive power over shares and warrants held by Dr. Slakter personally. Dr. Slakter shares voting and dispositive power over shares held by SKS Ocular, LLC (and affiliates). Dr. Slakter disclaims interest in 316,392 of the 741,897 shares held by SKS.
(11)	Mr. Hirschman is the sole member of AIGH Investment Partners LLC (AIGH) and directly determines investment and voting decisions, and AIGH directly owns shares and warrants to purchase common stock as set forth above. Mr. Hirschman indirectly owns shares as custodian of accounts for the benefit of his minor children. Mr. Hirschman shares voting and dispositive power over shares and warrants held by The Tzedakah Fund. Mr. Hirschman also owns options directly.

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OTHER MATTERS

Management does not know of any business to be transacted at the meeting other than as indicated herein. However, certain stockholders may present topics for discussion from the floor. Should any such matter properly come before the meeting for a vote, the persons designated as proxies will vote thereon in accordance with their best judgment. You are urged to sign, date and mail the enclosed proxy in the prepaid envelope provided for such purpose. It is hoped that registered stockholders will give us advance notice of their plans by marking the box provided on the proxy card. A list of our Stockholders of record at the close of business on January 16, 2015, will be available at the Annual Meeting and during the ten days prior thereto, at the office of the Company’s counsel, Hahn & Hessen LLP, 488 Madison Avenue, in the City of New York, New York County, New York.

If you will need special assistance at the Annual Meeting because of a disability, or if you require directions to the Meeting, please contact James Kardon, the Corporate Secretary of the Company, at (212) 478-7200.

By Order of the Board of Directors,

James Kardon

Secretary

New York, New York

January 28, 2015

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Ohr Pharmaceutical, Inc.

2015 Annual Meeting of Stockholders of Ohr Pharmaceutical, Inc.

Date: Tuesday, March 10, 2015
Place: 488 Madison Avenue, New York, NY 10022
Time: 10:30 am, Local Time

Please make your marks like this: [X] Use dark black pencil or pen only.

The Board of Directors recommends a vote FOR all the named nominees as directors, and FOR Proposals 2 and 3.

	FOR	WITHHOLD		DIRECTORS RECOMMEND
1. To elect two directors to hold office until the 2018 Annual Meeting of Stockholders;				
01. Dr. Irach B. Taraporewala	☐	☐		FOR
02. Dr. Jason S. Slakter	☐	☐		FOR
	FOR	**AGAINST**	**ABSTAIN**	
2. To approve an amendment increasing the 2014 Stock Incentive Plan from 1,500,000 shares to 2,750,000 shares;	☐	☐	☐	FOR
3. To ratify the selection of MaloneBailey, LLP as our independent auditors for the 2015 fiscal year; and	☐	☐	☐	FOR

Authorized Signatures - This section must be completed for your instructions to be executed.

______________________ Please Sign Here ______________________ Please Date Above

______________________ Please Sign Here ______________________ Please Date Above

Please separate carefully at the perforation and return just this portion in the envelope provided.

Ohr Pharmaceutical, Inc.

2015 Annual Meeting of Stockholders of Ohr Pharmaceutical, Inc.
to be held March 10, 2015
for Holders as of January 16, 2015
This Proxy is solicited on behalf of the Board of Directors

INTERNET

Go To:
www.proxypush.com/OHRP

- Cast your vote online.
- **Have your Proxy Card ready.**
- Follow the simple instructions to record your vote.

OR

TELEPHONE

CALL 1-866-206-4393

- Use any touch-tone telephone.
- **Have your Proxy Card ready.**
- Follow the simple recorded instructions.

OR

MAIL

- Mark, sign and date your Proxy Card.
- Detach your Proxy Card.
- Return your Proxy Card in the postage-paid envelope provided.

All votes must be received by 5:00 PM Eastern Time March 9, 2015.

PROXY TABULATOR FOR
OHR PHARMACEUTICAL, INC.
P.O. BOX 8016
CARY, NC 27512-9903

Copyright © 2015 Mediant Communications, Inc.. All Rights Reserved

PROXY TABULATOR FOR
OHR PHARMACEUTICAL, INC.
P.O. BOX 8016
CARY, NC 27512-9903

Proxy - OHR PHARMACEUTICAL, INC.

PROXY FOR ANNUAL MEETING TO BE HELD ON MARCH 10, 2015
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder hereby appoints IRACH TARAPOREWALA and SAM BACKENROTH or either of them (each with full power to act alone), as attorneys and proxies for the undersigned, with the power to appoint his or her substitute, to represent and to vote all the shares of common stock of Ohr Pharmaceutical, Inc. (the "Company"), which the undersigned would be entitled to vote, at the Company's Annual Meeting of Stockholders to be held at the Offices of Hahn & Hessen LLP, 488 Madison Avenue, New York, New York 10022 on March 10, 2015, at 10:30 a.m. Eastern Time and at any adjournments thereof, subject to the directions indicated on the reverse side hereof.

In their discretion, the Proxy is authorized to vote upon any other matter that may properly come before the meeting or any adjournments thereof.

This proxy, when properly executed, will be voted in the manner directed on the reverse side by the undersigned stockholder.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.